Consent of Independent Registered Public Accounting Firm

The Hackett Group, Inc.

Miami, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-87749 and 333-32342) and Form S-8 (Nos. 333-69951, 333-90635, 333-39460, and 333-64542) of The Hackett Group, Inc. of our report dated March 18, 2015, relating to the consolidated financial statements and schedule of The Hackett Group, Inc., which appear in this Form 10-K.

/s/ BDO USA, LLP

Miami, Florida

March 16, 2016